EXHIBIT 24.1

GENERAL DYNAMICS CORPORATION	POWER OF ATTORNEY
Commission File Number 1-3671	Filings with SEC
IRS No. 13-1673581

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Directors of GENERAL DYNAMICS CORPORATION, a Delaware corporation, hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any Registration Statement on Form S-8 of General Dynamics Corporation and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary as fully as to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 26th day of April, 2002.

/s/ Julius W. Becton, Jr.	/s/ George A. Joulwan
Julius W. Becton, Jr.	George A. Joulwan

/s/ Nicholas D. Chabraja	/s/ Paul G. Kaminski
Nicholas D. Chabraja	Paul G. Kaminski

/s/ James S. Crown	/s/ James R. Mellor
James S. Crown	James R. Mellor

/s/ Lester Crown	/s/ Carl E. Mundy, Jr.
Lester Crown	Carl E. Mundy, Jr.

/s/ Charles H. Goodman	/s/ Carlisle A. H. Trost
Charles H. Goodman	Carlisle A. H. Trost